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                                                                   EXHIBIT 10.16

Ken Schwarz
Intersections, Inc.

December 14, 2001

Dear Ken,

During the renegotiation of our licensing agreement with Intersections I realized we have been operating under a verbal agreement on the processing of the monitoring files.

This is a note to confirm our arrangement.

DMS will perform the monitoring for intersections on a monthly basis; this consists of the following high-level tasks.

- Receipt of monitoring on a weekly or monthly basis as determined by Intersections
- Conversion of request files to inquiry files to be sent to bureaus
- Receipt and importing of archive reports from EFX, TU and XPN
- Management and execution of three applications, Monitoring, AQR and CQCU
- QC of Monitoring, AQR and CQCU results files prior to delivery via ftp
- Providing monitoring results reports segregated by product
- Research of QC issues from Intersections
- Provision of attribute information to be utilized for Credit Analyzer and Automated QC efforts
- Mutually agree on service level objectives

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For this service Intersections will pay DMS $20,000, per month and agrees to give DMS one year notice if Intersections decides it no longer wished DMS to provide these services.

Thanks,

/s/ David A. McGough
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David A. McGough
Digital Matrix Systems, Inc.


Agreed to by

/s/ Kenneth Schwarz
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Kenneth Schwarz
CFO
Intersections